FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CARRAMERICA REALTY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1796339
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1850 K Street, NW, Suite 500, Washington, DC	20006
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-50019

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

7.50% Series E Cumulative Redeemable Preferred Stock (Liquidation Preference $25.00 Per Share)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.

The information required by this Item 1 is set forth under the caption “Description of Series E Preferred Stock”, pages S-14 through S-22, inclusive, in the Registrant’s prospectus supplement dated September 4, 2003, and under the caption “Description of Preferred Stock” in the Registrant’s prospectus dated April 27, 1998, each as filed with the Commission on September 8, 2003 under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant’s registration statement on Form S-3 (File No. 333-50019), covering the offer and sale of shares of the class of the securities to be registered hereby, which descriptions are incorporated herein by reference.

Item 2.    Exhibits

The following exhibits are filed as part of this form:

Exhibit No.	Description

1	“Description of Series E Preferred Stock”, pages S-14 through S-22, inclusive, of the prospectus supplement dated September 4, 2003

2	Articles of Amendment and Restatement of Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996)

3	Articles of Amendment of Articles of Amendment and Restatement of Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on July 1, 1998)

4	Articles of Amendment of Articles of Amendment and Restatement of Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.8 to the Annual Report on Form 10-K for the year ended December 31, 2002)

5	Articles of Amendment of Articles of Amendment and Restatement of Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003)

6	Articles Supplementary of the Registrant relating to Series E Cumulative Redeemable Preferred Stock, dated September 15, 2003 (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on September 23, 2003)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 23, 2003		CARRAMERICA REALTY CORPORATION
	By:	/s/ Linda A. Madrid
	Name:	Name: Linda A. Madrid
	Title:	Managing Director, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1	“Description of Series E Preferred Stock”, pages S-14 through S-22, inclusive, of the prospectus supplement dated September 4, 2003

2	Articles of Amendment and Restatement of Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996)

3	Articles of Amendment of Articles of Amendment and Restatement of Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on July 1, 1998)

4	Articles of Amendment of Articles of Amendment and Restatement of Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.8 to the Annual Report on Form 10-K for the year ended December 31, 2002)

5	Articles of Amendment of Articles of Amendment and Restatement of Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003)

6	Articles Supplementary of the Registrant relating to Series E Cumulative Redeemable Preferred Stock, dated September 15, 2003 (incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on September 23, 2003)